SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C. 20549


                         FORM 8-K

                      CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(d) OF THE
             SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of Earliest Event Reported): August 29, 1997


                    TRANSIT GROUP, INC.
  (Exact name of Registrant as specified in its charter)

                        33-30123-A
                   (Commission File No.)


          Florida                           59-2576629
(State or other jurisdiction of          (IRS Employer
incorporation or organization) 	          Identification No.)




                 8923 Western Way, Suite 22
                Jacksonville, Florida 32256
(Address of principal executive offices, including zip code)


                      (904) 363-0089
    (Registrant's telephone number, including area code)

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS

	On August 29, 1997, Transit Group, Inc. ("Transit Group"), formerly known as "General Parcel Service, Inc." consummated the acquisition of Carroll Fulmer Group, Inc., a Florida corporation ("Carroll Fulmer"). Pursuant to the Agreement and Plan of Reorganization executed at closing, Carroll Fulmer was merged with and into Transit Group Sub., Inc., a wholly-owned Florida subsidiary of Transit Group (the "Subsidiary"), in a forward triangular merger, with the Subsidiary remaining as the surviving corporation of the merger. Upon consummation of the merger, all of the outstanding common stock of Carroll Fulmer was converted into 4,166,666 shares of Transit Group common stock, and the Subsidiary's name was changed to Carroll Fulmer Group, Inc.

	Based in Jacksonville, Florida, Transit Group is a Florida corporation currently in the parcel delivery business.

	Carroll Fulmer is a privately held truckload carrier based in Groveland, Florida.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

	(a)	Financial Statements of Business Acquired

	At the present time, it is impractical to provide the required financial statements for Carroll Fulmer relative to its acquisition as required by Article 11 of Regulation S-X and this
Item 7 of Form 8-K. Transit Group will file such pro forma financial information under cover of a Form 8-K/A as soon as practicable, but not later than November 14, 1997 (60 days after this Report is required to be filed).

	(b)	Pro Forma Financial Information

	At the present time, it is impractical to provide the pro forma financial information relative to the Carroll Fulmer acquisition as required by Article 11 of Regulation S-X and this Item 7 of Form 8-K. Transit Group will file such pro forma financial information under cover of a Form 8-K/A as soon as practicable, but not later than November 14, 1997 (60 days after this Report is required to be filed).

	(c)	Exhibits

	2.1	Agreement and Plan of Reorganization dated as of August 15,
1997, by and among Transit Group, Carroll Fulmer, Carroll L.
Fulmer, Barbara B. Fulmer, Carroll Anthony Fulmer, Philip R.
Fulmer, Timothy A. Fulmer, Cynthia F. Turner, and the individual trusts listed therein.

	99	Press Release.

SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSIT GROUP, INC.

Date: September 11, 1997
     -------------------

	/s/  Philip A. Belyew
------------------------
						Philip A. Belyew
						President and Chief Executive Officer